Exhibit 10.3

AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT (the "Amendment"), dated as of the 5th day of August, 2020, to the Rights Agreement (as amended or modified from time to time, the "Rights Agreement"), dated March 30, 2020, between Viad Corp, a Delaware corporation (the "Company"), and EQUINITI TRUST COMPANY (the "Rights Agent"), is being executed at the direction of the Company and shall be effective immediately prior to the Company's entry into that certain Investment Agreement (as it may be amended or modified from time to time, the "Investment Agreement") to be entered into by and between the Company and Crestview IV VC TE Holdings, LLC, a Delaware limited liability company, Crestview IV VC Holdings, L.P., a Delaware limited partnership, and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership; provided, however, if the Investment Agreement is not executed as of even date herewith, this Amendment shall terminate, in either such case, immediately (without any further action or notice required), and shall be of no further force and effect. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

WHEREAS, Section 26 of the Rights Agreement provides that, for so long as the Rights are then redeemable, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights or Common Stock, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company has delivered to the Rights Agent a certificate signed by an appropriate officer of the Company certifying that the proposed amendment of the Rights Agreement is in compliance with the terms of Section 26 of the Rights Agreement; and

WHEREAS, as of the date of this Amendment, no Trigger Event has occurred and the Rights are redeemable in accordance with the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.Section 1.7 shall be amended and restated in its entirety as follows:

"Exempt Person" shall mean (i) the Crestview Holders, and (ii) the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

2.Section 1 shall be amended by adding the following new Section 1.16 immediately following Section 1.15 (with confirming changes to the sequence of Section 1 hereby deemed to have been made):

1.16The following additional terms shall have the meanings indicated:

(b)"Investment Agreement" shall mean that certain Investment Agreement to be entered into by and among the Company and certain Crestview Holders, as amended or modified from time to time in accordance with the terms thereof.

(c)"Crestview Holders" shall mean Crestview IV VC TE Holdings, LLC, a Delaware limited liability company, Crestview IV VC Holdings, L.P., a Delaware limited partnership and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership, together with their respective Permitted Transferees (as defined in the Investment Agreement) who acquire Shares (as defined in the Investment Agreement) pursuant to and in accordance with the terms and conditions of the Investment Agreement, and each of their respective Affiliates and Associates.

(d)"Registration Rights Agreement" shall mean that certain Registration Rights Agreement to be entered into by and among the Company and certain Crestview Holders, as amended or modified from time to time in accordance with the terms thereof.

(e)"Stockholders Agreement" shall mean that certain Stockholders Agreement to be entered into by and among the Company and certain Crestview Holders, as amended or modified from time to time in accordance with the terms thereof.

3.	The following is added as a new Section 35 of the Rights Agreement:
	SECTION 35.	INVESTMENT AGREEMENT,	STOCKHOLDERS
	AGREEMENT	AND REGISTRATION RIGHTS	AGREEMENT.

Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or performance of the Investment Agreement, the Stockholders Agreement or the Registration Rights Agreement nor (ii) the announcement or consummation of any of the transactions contemplated by the Investment Agreement, the Stockholders Agreement and/or the Registration Rights Agreement shall result in, (x) the deemed occurrence of any of a Trigger Event, a Stock Acquisition Date or a Distribution Date or (y) the separation of the Rights from the Common Stock.

4.Other than as expressly provided in this Amendment, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. This Amendment may be executed in one or more counterparts, including by facsimile or PDF copy, all of which shall be considered one and the same amendment and each of which shall be deemed an original.

5.Section 32 of the Rights Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

VIAD CORP		EQUINITI TRUST COMPANY, as Rights
Agent
By:	/s/ Steven W. Moster	By:	/s/ David Becker
Name:	Steven W. Moster	Name:	David Becker
Title:	President and Chief Executive Officer	Title:	General Counsel

SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT